Exhibit 10.1
FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made and entered into this 26th day of June, 2025 (“Effective Date”), by and between 7495 RP, LLC, a Maryland limited liability company, having an address at 5377 Jackson Mountain Road, Frederick, Maryland 21702 (“Landlord”), and CARTESIAN THERAPEUTICS, INC., a Delaware corporation, having a headquarters address at 704 Quince Orchard Road (Suite 140), Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

    This Fourth Amendment is made and entered with respect to the following:

R-1.    Landlord and Tenant are the current parties to that certain Lease dated February 28, 2024, as amended by that First Amendment to Lease Agreement dated May 7, 2024, that Second Amendment to Lease Agreement dated August 30, 2024, and that Third Amendment to Lease Agreement dated March 12, 2024 (collectively, the “Lease”), pursuant to which Landlord has leased to Tenant approximately 35,489 square feet of Rentable Area (the “Premises”) on the first and second floors of the building located at 7495 New Horizon Way, Frederick, Maryland 21702 (“Building”).
R-2.    Landlord and Tenant desire to clarify certain dates in connection with the Lease, as set forth herein in this Fourth Amendment.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:
1.RECITALS; CAPITALIZED TERMS. The above-mentioned Recitals are incorporated herein by this reference as though fully set forth at length. Capitalized terms used in this Fourth Amendment but not defined herein shall have the meanings ascribed to them in the Lease.
2.CONFIRMATION OF LEASE DATES. Notwithstanding anything herein contained in the Lease to the contrary, including, but not limited to Exhibit “D” thereof, Landlord and Tenant hereby agree to the following with respect to the Lease:
(a)    The “Commencement Date” of the Term is May 1, 2024
(b)    The “Termination Date” is June 30, 2031 (subject to Tenant’s Renewal Option contained in the Lease).
(c)    The “Rent Commencement Date”:
i.    Is July 1, 2024 for Suites 130, 140 and 150 (the Original Premises).

ii.    Is September 7, 2024 for Suites 220 and 230 (the Expansion Premises).
iii.    Is September 1, 2024 for Suite 210 (the Second Expansion Premises)
(d)    The first “Lease Year” commenced on May 1, 2024 and concluded on June 30, 2025
3.ANNUAL RENT FOR THIRD EXPANSION PREMISES.

(a)    Third Expansion Premises Annual Rent. The table contained in Section 5(a) of the Third Amendment is hereby deleted in its entirety and replaced with the following:

Lease Year	Annual Rent	Monthly Base Rent	Rent Per Square Foot
TEPLCD – end of Lease Year 2*	$199,609.00	$16,634.08**	$31.00
3	$205,597.27	$17,133.11	$31.93
4	$211,765.19	$17,647.10	$32.89
5	$218,118.14	$18,176.51	$33.87
6	$224,661.69	$18,721.81	$34.89
7	$231,401.54	$19,283.46	$35.94

*This period may be less than twelve full calendar months
**Provided Tenant is not in default under the Lease, Landlord agrees to abate the first (1st) full monthly installment of Base Rent payable hereunder (i.e., to equal a total abatement of $16,634.08).

4.REPRESENTATIONS.
A.    To induce Landlord to enter into this Fourth Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this Fourth Amendment:
(i)    Tenant has not assigned the Lease or sublet any portion of the Premises;
(ii)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Fourth Amendment) and is in full force and effect;
(iii)    Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and
(iv)    Landlord is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.

B.    Landlord hereby represents and warrants to Tenant as of the date of this Fourth Amendment:
(i)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Fourth Amendment) and is in full force and effect; and
(ii)    To Landlord’s knowledge, Tenant is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Tenant under the Lease.
5.RATIFICATION. Unless a term or condition of the Lease is expressly contradicted by the terms of this Fourth Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant. In the event that a term of this Fourth Amendment is fundamentally inconsistent with a term of the Lease, the terms of this Fourth Amendment shall control. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.
6.ENTIRE AGREEMENT. This Fourth Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This Fourth Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.
7.BROKER. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder with regard to this Fourth Amendment. Each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the foregoing representation and warranty.
8.BINDING EFFECT; MERGER. The terms and provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Lease. Notwithstanding anything herein to the contrary, in the event Landlord obtains a judgment against Tenant in connection with the Lease, the Lease shall not merge into the judgment.
9.COUNTERPARTS; ELECTRONIC SIGNATURES. This Fourth Amendment may be executed in multiple counterparts each of which counterparts shall be deemed an original and all of which counterparts collectively shall constitute one and the same document. The parties agree that the signatures of the person executing this Fourth Amendment may be transmitted via electronic means and shall be sufficient evidence of the execution of this Fourth Amendment.
10.GOVERNING LAW. This Fourth Amendment shall be governed by and ·interpreted under the laws of the State of Maryland.

11.AUTHORITY. Each individual executing this Fourth Amendment hereby represents and warrants that she or he has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf she or he is executing this Fourth Amendment to the terms hereof. The parties have read and understood this Fourth Amendment and have had the opportunity to consult with legal counsel with respect hereto.
[Signature Page Follows]

[Signature Page to Fourth Amendment to Lease Agreement]

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Fourth Amendment to Lease Agreement or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first written above.

        LANDLORD:

        7495 RP, LLC

        By:/s/ William C. Robertson
         Name: William C. Robertson
         Title: Manager

        TENANT:

        CARTESIAN THERAPEUTICS, INC.

        By:/s/ Blaine Davis
         Name: Blaine Davis
         Title: CFO